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                                                                 EXHIBIT 10.40

                              MANAGEMENT AGREEMENT

             Made and Signed in Tel Aviv on May 6, 1999

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BETWEEN:     MALAL INDUSTRIES AREAS LTD. OR ANYONE ON ITS BEHALF
             of 6 Koifman St., Beit-Gibor, Tel Aviv
             (Hereinafter: the "COMPANY")
                                                               OF THE ONE PART


AND BETWEEN: DSPC TECHNOLOGIES LTD.
             of 11 Ben Gurion St., Givat Shmuel
             (Hereinafter: the "LESSEE")
                                                             OF THE OTHER PART


WHEREAS      pursuant to Decision no. 717 of the Israel Lands
             Council and in accordance with the Development
             Agreement the Company constructs the Park, including the Building, on the Land, as these terms are defined in the Tenancy Agreement;

AND WHEREAS  the Lessee has rented from the Company, pursuant to the provisions set forth in the Tenancy Agreement of 6.5.99 (heretofore and hereinafter: the "TENANCY AGREEMENT"), the Leasehold as defined in the Tenancy Agreement;

AND WHEREAS  the Lessee agrees that the management,
             maintenance and operation of the Park and of the common property, including all the parts thereof, shall be performed exclusively by the Company and/or anyone on its behalf and it undertakes and agrees to act in accordance with the terms of this Agreement and to participate in the management costs as provided herein;

AND WHEREAS  at the Lessee's request and on the basis of
             the Lessee's representations and obligations the Company has agreed to leave the management of the Building and the performance of all the works in connection with the management of the Building in the hands of the Lessee, the whole subject to compliance with all the provisions of this Agreement;

AND WHEREAS  this Agreement is intended to determine the mutual obligations of the parties in connection with the management and performance of the services in the Building and in the Park;

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    NOW THEREFORE IT WAS AGREED, DECLARED AND STIPULATED BY THE PARTIES AS
                                 FOLLOWS:

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1.       PREAMBLE

         1.1 The preamble to this Agreement including the definitions and declarations contained therein form an integral part hereof and are binding on the parties in all respects.

         1.2 The section numbers in this Agreement and their headings are intended only for convenience, they do not form part of the Agreement and no use should be made of them in construing this Agreement.

         1.3 The terms in this Agreement shall have the meanings accorded to them in the Tenancy Agreement unless otherwise specifically provided.

         1.4 All the provisions of this Agreement are intended to supplement the provisions of the Tenancy Agreement and they do not derogate howsoever from the provisions of the Tenancy Agreement. In any event of inconsistency between the provisions of this Agreement and those of the Tenancy Agreement, the provisions of the Tenancy Agreement shall prevail and be binding on the parties.


2.       DEFINITIONS

         If no other intention appears from the contents hereof, the following terms shall have the following meanings:

         2.1 THE "OTHER PARK BUILDINGS" - structures in the Park which are and/or will be built pursuant to the city development plan which applies to the Land, except for building no. 2 in the Park which is defined in the Tenancy Agreement as the "Building".

         2.2      THE "COMMON PROPERTY"

                  Any part of the Park which the Company has designated and/or will designate, from time to time and at its sole and absolute discretion and subject to the provisions of the INCIDENTAL SERVICES AT THE PARK appendix which is attached to the Tenancy Agreement as APPENDIX G, for the common use by any or all of the residents of the Park including, without derogating from the generality of the above:

                  (1) All the parts of the Park and the Other Park Buildings including shelters, protected spaces, machine rooms, electricity rooms, roofs, exterior walls, the foundation, stairway halls, passages, entrances, elevators, refuse rooms, electricity rooms, yards, gardens, parking lots, facilities, paths, ramps and sidewalks as well as the other areas of the Park, except for the Building, and all the areas of the Park, except for the parts which were let or sold and/or which are intended for sale or letting in the future and except for such parts of the Park as the Company shall, at its discretion, exclude from the Common Property.


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                  (2)      It is made clear that the Common Property shall not
                           include parking spaces in the parking lots of the Building and of the Park which were let to residents of the Building or of the Park and in respect of which there are collected subscription charges.


         2.3 THE "SERVICES" (whether to be performed hereunder by the Company or by the Lessee in respect of the Building)

                  Provision of services of management, operation, repair, maintenance, cleaning, removal of refuse, insurance, inspection, lighting, electricity, telephone and gardening to the Building and to the Other Park Buildings and to the parking lots of the Park and to the Common Property as defined above, including with respect to piping, water installations and facilities and areas which serve and/or are used by the Building and/or the Park and/or the Other Park Buildings and/or performance of actions in the Building and/or supplies which are used, or which are intended to be used by or to serve the Leasehold or the Building or other areas of the Park, administration of the collection of the maintenance charges and maintaining contact with the local authorities in connection with the operation of the aforesaid Services.

                  Without derogating from the generality of the above, the Company alone shall be entitled, at its discretion and subject to the provisions of the INCIDENTAL SERVICES AT THE PARK appendix which is attached to the Tenancy Agreement as APPENDIX G, to manage, perform, initiate and provide or cease to provide or perform any and all of the aforesaid Services and also any other service at its option.

                  Considering the unique nature and complexity of the Park, the Services may also include special services which are not common in ordinary buildings such as: payment of charges, taxes and levies which apply and/or will apply to the Common Property, advertising, signposting, public relations, organizing of events and the like, the whole at the discretion of the Company.

         2.4      THE "EFFECTIVE DATE"

                  The date on which the Company and the Lessee shall begin to manage and perform the Services, as provided in Section 7.1 below.


3.       PERFORMANCE OF THE SERVICES IN THE BUILDING

         3.1      The Lessee shall provide the Services, as defined in Section
                  2.3 above, to the Building alone by itself and/or through anyone on its behalf as of the Delivery Date (as this term is defined in the Tenancy Agreement).

         3.2 It is made clear that the operation of the Services at the main parking lot of the Park is not included in the provisions of this Section 3.


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         3.3      The Lessee shall solely provide at its expense all the
                  Services as defined in Section 2 above to the extent same pertain to the Building (hereinafter: the "LESSEE'S SERVICES TO THE BUILDING"). It is made clear that the Lessee shall owe the Company a duty of care and it undertakes to perform the provision of the Lessee's Services to the Building only through skilled craftsmen at the highest level while maintaining the Building undamaged, in proper condition and clean and ensuring the current and proper functioning of all of its components, assemblies and systems, and the responsibility in connection thereto shall be the Lessee's. Included in the above, the Lessee undertakes to observe the instructions of the manufacturers of the Building systems and/or those of the providers of services to the Building and also to comply with the maintenance instructions to be given by the Company from time to time.

         3.4 The Lessee shall be entitled to provide to the Building, as part of the Lessee's Services to the Building, any service which is not mentioned in this Agreement and/or to cease providing to the Building any service it does not want, so long as such action shall not prejudice the undertaking of the Lessee as toward the Company as set forth in subsection 3.3 above. Notwithstanding the above, where the Company believes that such provision of an additional service, or termination of any service to the Building might harm the Leasehold and/or the Building systems and/or the rights of the Company in the Building and/or the Build's exterior appearance and/or the Park, it shall be entitled to instruct the Lessee to cease providing the additional service or to renew the provision of the service which has been terminated, as relevant, and the Lessee undertakes to comply with such instructions of the Company.

         3.5 It is agreed that to the extent that the provision of the Lessee's Services to the Building requires making alterations and/or any additions to the Leasehold and/or to any of its components, parts or systems, or performing any works in systems which serve also other residents in the Park, such alterations and/or additions and/or works shall not be performed without the prior written approval of the Company. The Company shall be entitled to condition the granting of such approval on such conditions as it shall deem appropriate and to give the Lessee any instructions in connection with the performance of such alterations and/or additions and/or works, and the Lessee undertakes to strictly observe compliance with such instructions in full.

         3.6 The Lessee undertakes to allow the Company to enter into the Leasehold as may be required for carrying out repairs and providing Services in connection with the systems and components located in the Leasehold and which serve any or all of the other residents of the Park, so long as the Company has coordinated this in advance with the Lessee. Notwithstanding the above, it is made clear that in case of emergency the Company shall be entitled to enter into the Leasehold even without prior coordination with the Lessee.


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         3.7      To remove any doubt it is made clear that in any event, the provision of the Lessee's Services to the Building pursuant to this Section shall be restricted to providing services with respect to the Building alone. The provision of services to other areas of the Park which are outside the Building shall only be made, in any event, by the Company and/or anyone on its behalf and the Lessee is prohibited from performing any works and/or providing any services in connection with such areas of the Park which are outside the Building.

         3.8 It is made clear that nothing provided in this Agreement derogates from the right of the Company to charge callers at the Park separately for use of parking spaces at the various parking lots, as distinct from the parking spaces let to the Lessee under the Tenancy Agreement.

         3.9 The Company shall charge, separately and without any connection to the payment of the management charges hereunder, such amount as it shall set for the use of the recreation facilities in the Park (to the extent same may be built), such as fitness gym, swimming pool, sports fields, and the like.


4.       TERMINATION OF THE LESSEE'S SERVICES TO THE BUILDING -
         AT THE LESSEE'S REQUEST

         Without it being deemed as breach of the Lessee's obligations hereunder, the Lessee shall be entitled to notify the Company of its wish to terminate its operation of the Services in the Building, as same are defined in Section 2.3 above, by giving the Company written notice which shall be delivered to the Company 90 days prior to the requested date of termination of the operation of the Services by the Lessee, as aforesaid. Where the Lessee has given notice as provided above in this subsection, 90 days of the date of such notice the Company shall begin to the manage and perform Services to the Building as well, so long that at the time of giving such notice the parties shall jointly and mutually agree on the terms of the provision of the Services to the Building by the Company including, and without derogating, as regards the extent of the Services and the management charges. It is agreed that in any instance of inconsistency between the provisions of this subsection and the other provisions of the Management Agreement, the provisions of this Section shall prevail.


5.       MANAGEMENT OF THE SERVICES IN THE PARK AND IN THE OTHER PARK BUILDINGS

         5.1 The Company shall operate the Services outside the Building, but not in the area of the Lessee's parking spaces at the main parking lot of the Park, contemporaneously with the operation by the Lessee of the Services to the Building.


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         5.2      a.       The Company assumes the exclusive management and
                           performance of the Services in the Park during the term of the Agreement as provided in Section 7 below, and the Lessee agrees to this and delivers to the Company the exclusive management and performance of the Services during the term of the Agreement and undertakes not to perform the Services by itself or through others.

                  Two. The Company shall be entitled, from time to time and at its discretion and subject to the provisions of the INCIDENTAL SERVICES AT THE PARK appendix which is attached to the Tenancy Agreement as APPENDIX G, to determine the extent of the Services, their kind, nature and the part thereof which is provided to the Park and/or to the Other Park Buildings and/or to certain parts thereof, if at all, the time and manner of their provision and the duration thereof.

                  Three. The management and performance of the Services shall be carried out by the Company itself and/or through others and/or partly by itself and partly through others in a reasonable and customary fashion, the whole at the discretion of the Company. Without derogating from the above, it is hereby agreed that the Company shall be entitled to enter from time to time into agreements with any other entity for the provision of maintenance services to systems, facilities and areas in the Park, the whole according to the financial profitability to the Company, on the one hand, and ensuring the quality of the service, on the other.

         5.3 The Lessee agrees in advance that the Company shall have the right to establish from time to time procedures and directions in connection with the management and performance of the Services at it shall deem appropriate, and to modify same from time to time. The Lessee undertakes to comply with such directions so long as same are not explicitly inconsistent with the provisions of this Agreement and/or the provisions of the Tenancy Agreement and that same do not prejudice the Lessee's reasonable use of the Leasehold.

         5.4 For the purpose of the management and performance of the Services as set forth herein, the Company shall be entitled to keep an office at the Park and employ a system of technical, professional, administrative and other employees to perform the works involved in the management and performance of the Services and it shall also be entitled to manage and perform any and all of the Services through contractors, subcontractors or in any other way it may decide, including employment in full or part time positions, pursuant to a special contract or on such terms of service providers as it shall think fit, as may be needed, so long that the quality and level of the Services shall not be prejudiced.

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         5.5      The Lessee hereby undertakes:

                  One. That it and those acting in its name and on its behalf shall cooperate with the Company and assist it whenever such cooperation or assistance is required, the whole in order to allow the regular and good management and performance of the Services.

                  Two. To allow the Company and those acting in its name to enter into the Leasehold for the purpose of carrying out the actions pertaining to the management and performance of the Services, whether such works be performed for the Lessee or for a resident of the Park, or in order to carry out repairs which may be needed in other areas of the Park and, INTER ALIA, to open walls, floors, ceilings and other parts, to replace and repair plumbing and pipes and to connect to them and to carry out any action which the Company may deem as necessary in order to fulfill its obligations hereunder, and the Lessee shall have no claim against the Company as regards any disturbance which may be caused to it as a result thereof. In any instance of such action, the Company shall coordinate the performance thereof with the Lessee and shall strive to minimize the disturbance to the Lessee and to see that the previous condition of the Leasehold be restored as soon as practicable.

                  Three. To notify the Company as soon as practicable of any malfunctioning or fault which necessitates repair the taking of any other action on the part of the Company.

                  Four. The Lessee declares that it is aware that the Company shall be entitled - but not obligated to register this Agreement, when it becomes possible to do so, in the Land Registration Office, whether by incorporating same under the Park's condominium code or by registering a notice concerning the existence of this Agreement and its binding effect or otherwise, the whole at the absolute discretion of the Company.


6.       MANAGEMENT COSTS AND PERFORMANCE OF THE SERVICES

         6.1 The Lessee shall pay the Company a fixed monthly charge at the rate of US$0.5 (half a US dollar) per month for each square meter of the area of the Leasehold (as shall be at the time of payment), with duly adding VAT at the applicable rate at the time of payment, for the performance of the Services, as defined in Section 2.3 above, outside the Building by the Company (hereinafter: the "SERVICES CHARGES"). The Services Charges shall be calculated and paid in accordance with the provisions of the Tenancy Agreement which apply to the calculation and payment of the rent and on the dates set according to the Tenancy Agreement for payment of the rent. It is made clear that the parking



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                  spaces of the Lessee which are at the main parking lot of
                  the Park and the parking spaces underneath the Building shall not be included in the area of the Leasehold for the purpose of calculating the management charges pursuant to this subsection. It is agreed that a condition for payment by the Lessee of the Services Charges to the Company shall be the completion of the development for the Building as set forth in Appendix I of the Tenancy Agreement. Were such development to be completed, the obligation to pay shall apply. To the extent that the development has not been completed on or before the Effective Date, the obligation to pay the Services Charges shall automatically and immediately apply upon its completion at a later date.

         6.2 In addition to the Services Charges the Lessee shall pay US$0.25 (a quarter of a US dollar) per month for each square meter of the area of the Leasehold (excluding parking spaces) which shall serve for the purposes of an amortization fund. The amounts paid by the Lessee pursuant to this subsection shall be used for replacing such systems in the Building which the need to replace same stems from wear and tear due to reasonable use.

         6.3 The Lessee shall pay the Company value added tax in respect of each payment it is obligated hereunder to effect, together with such payment, at such rate as shall be applicable at the time of actual payment, against a tax receipt duly issued by the Company.

         6.4 The Lessee declares that it is aware that residents of the Park shall bear, in respect of the Services, all the costs of the performance and management of same with adding management charges at the rate of 15% on top of the costs.

         6.5 It is agreed and made clear that to the extent that the Lessee will hold areas in the Park in the Building together with other resident/s, the arrangement provided in Section 6.4 above shall apply to said Building.


7.       THE TERM OF THE AGREEMENT

         7.1 The Company, with respect to the Park and the Lessee, with respect to the Leasehold and the Building shall begin to manage and perform the Services, whether by themselves or through anyone on their behalf, as of the Delivery Date as defined in the Tenancy Agreement (heretofore and hereinafter: the "EFFECTIVE DATE"), however that in no event shall the Company be obligated to begin to manage and perform the Services before the date on which the Common Property of the Park has been delivered to its possession by the contractor/s performing the construction work of the Park, the whole as the context requires.

                  As of the Effective Date the whole of the Lessee's obligations hereunder shall apply to it without any exception.

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         7.2      Subject to the provisions of the INCIDENTAL SERVICES AT THE
                  PARK appendix which is attached to the Tenancy Agreement as APPENDIX G, the Company shall be entitled - but not obligated - to terminate the provision of the Services and/or any of them and/or to terminate the management and performance of the Services and/or any of them by giving written notice to this effect to all the residents of the Park, as relevant, at least 3 months in advance and in writing. Should the Company give notice of the termination of the management and performance of all the Services, the Company shall determine the principles and means to be taken in order to continue the management of the Park.

         7.3 Without derogating from the provisions of Section 7.2 above, the lessees and/or purchasers of 75% of all the areas of the Park which are intended for letting and/or sale shall be entitled, by an instrument signed by them, to inform the Company that they are not interested in the existence of a certain service of the Services then provided by the Company. In such case, the Company shall cease to provide such service after three months of the receipt of such notice, however that should the Company be of the opinion that such service is essential for the maintenance of the Park, it shall be entitled to apply to the General Manager of the Company and obtain his final ruling on this. To remove any doubt it is hereby made clear that a service the provision of which has been terminated pursuant to this Section above, the residents of the Park shall not be allowed to offer or provide same whether by themselves or through a corporation or any other entity.

         7.4 Lessees and/or purchasers of 75% of all the areas of the Park which are intended for letting and/or sale shall be entitled, by an instrument signed by them and submitted to the Company, to request the provision of a service not then provided by the Company. The Company shall inform such lessees and/or purchasers, within 30 days of receiving such request, whether it is able to provide the additional services and, if so, the date on which such services will commence to be provided and the estimated cost thereof. Where the Company decides that certain service will not be provided by it, such lessees and/or purchasers of at least 75% of all the areas of the Park shall be entitled to engage any third party for the provision of such service subject to obtaining the prior written consent of the Company. The Company shall be entitled to withhold such consent if it is of the opinion that such engagement may prejudice the Company and/or the other lessees and/or users of the Park and/or any of the areas and/or systems of the Park.

         7.5 To remove any doubt, as regards built areas in the Building and/or Park that are intended for letting and/or sale and that were not let or sold, the Company shall be considered, for the purpose of the matters set forth in subsections 7.3 and 7.4 above, as lessee of such areas.

         7.6 Any change to the costs, as may be required, which arises as a result of the termination of the provision of any of the Services or from the

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                  provision of the additional services, as provided above,
                  shall be determined by the Company at its sole discretion and the Lessee shall bear any increase in the costs so determined as a result thereof.

         7.7 It is agreed that the Company shall be entitled to round any amount for the payment of which the Lessee is liable hereunder to the nearest whole Shekel value.


8.       VALUE ADDED TAX

         Any amount for the payment of which the Lessee is liable hereunder shall carry value added tax, which shall be paid to the Company against a tax receipt at the time set for payment of any amount hereunder, according to its legal rate on the date of payment to the Company, by deferred checks the date of payment of which is one day before the date of the VAT payment obligation of the Company and/or the management company and against a tax receipt.


9.       TRANSFERRING THE HANDLING OF THE MANAGEMENT OF THE SERVICES

         Subject to the provisions of the Tenancy Agreement, should the Company decide to transfer the handling of the management and performance of the Services, with all that ensues therefrom including all of its rights and obligations hereunder, to any third party, it shall have to receive from said third party, prior to effesuch transfer of handling, a letter of undertaking according to which the third party agrees to assume the performance of all the obligations of the Company hereunder and has experience in providing management services.


10.      RELIEVES IN CASE OF BREACH OF THE AGREEMENT

         10.1 In any instance where the Lessee fails to timely effect any payment due or to be due from it to the Company hereunder and/or in any instance where the Lessee breaches any of the provisions hereof, the Company shall be entitled to all the relieves accorded to it under the Tenancy Agreement in case of a breach of the Tenancy Agreement by the Lessee, subject to the Company giving the Lessee prior written notice of 30 days in advance. It is made clear that the breach of this Agreement by the Lessee shall be deemed as breach of the Tenancy Agreement.

         10.2 Without derogating from the generality of the above and in addition thereto, in the event of such breach the Company shall also be entitled to take one or more of the following actions:

                  One. Terminate the management and performance of any and all of the Services provided to the Lessee hereunder.


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                  Two.     Demand a prohibitory and/or mandatory injunction for
                           the performance of any actions or for refraining from any such actions, for the purpose of enforcing said payment and/or any other obligation of the Lessee hereunder, as the Company may think fit.

                  Three. Act in any other way available to it under this Agreement or the Tenancy Agreement or by any law, including canceling this Agreement and canceling the Tenancy Agreement with the Lessee and ejecting the Lessee from the Leasehold.

                  Four.    Where the Lessee has breached its obligations under
                           Section 3 above, the Company shall have the right (but not the duty) to perform any or all of the Services to the Building itself or through anyone on its behalf at the expense of the Lessee.

         10.3 It is agreed that in respect of any amount which the Lessee is obligated hereunder to pay and which the Lessee fails to timely pay (hereinafter: the "AMOUNT IN ARREARS") the Lessee shall be obligated to pay to the Company, in addition to the Amount in Arrears, linkage differences to the index, which shall be calculated in the same manner as the linkage differences in respect of the rent are calculated according to the provisions of the Tenancy Agreement, as well as arrears interest at the rate stated in Section 2 of the Tenancy Agreement.

                  The Amount in Arrears together with the linkage differences and the arrears interest shall be hereinafter referred to as: the "DEBT IN ARREARS".

                  Any amount paid by the Lessee to the Company toward a Debt in Arrears shall be split and appropriated pro rata against the constituents of the Debt in Arrears according to the following order: first toward the arrears interest, then toward the linkage differences and finally toward the Amount in Arrears.

11.      THE LESSEE'S OBLIGATION TO EFFECT PAYMENTS

         The Lessee's refusal or unwillingness to receive any service and/or its wish to terminate the management and performance of the Services with respect to the Leasehold, in whole or in part, and/or the termination of the management and performance of the Services by the Company shall not relieve the Lessee of the obligation to participate in all the costs and management charges in accordance with the terms of this Agreement.

12.      NO SET-OFF OF AMOUNTS

         The parties agree that the amounts they owe and/or will owe to each other pursuant to the provisions of this Agreement shall not be subject to set-off.


13.      THE CONDOMINIUM'S REPRESENTATION


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         The Lessee hereby agrees that throughout the term of the Agreement the
         Company or anyone appointed by it shall serve as the "condominium's representation" pursuant to Section 65 of the Land Law, 5729-1969, and, to the extent required, it shall support such appointment.


14.      THE COSTS OF THE AGREEMENT

         The parties shall bear the stamp duty costs in respect of this Agreement in equal shares between them.



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15.      GIVING NOTICES

         15.1 Any notice which the parties are required to give each other shall be deemed to have been given 48 hours after the time it was sent by registered post from a post office in Israel to the addresses of the parties as set forth herein.

                  In addition to the above, the parties shall be entitled to send notices to each other by courier and in such instance, the time noted on the delivery form which is signed by the courier shall be deemed as the time the notice was given.

                  As of the Delivery Date, the delivery of a notice at the Leasehold to the Lessee or to its employee, or the fixing of the notice on the Leasehold door shall be deemed as due delivery to the Lessee.

         15.2 The addresses of the parties under this Agreement shall be as follows:

                  THE COMPANY:  The address of the Company for the purposes
                                of this Agreement shall be as set forth in the preamble to this Agreement.

                  THE LESSEE:   The address of the Lessee for the purposes of
                                this Agreement shall be as set forth in the preamble to this Agreement and as of the Delivery Date, the Lessee's address for the purposes hereof shall be at the Leasehold.

         15.3 The addresses of the parties under this Agreement shall be deemed also as their address for service of legal process.



                  IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HAND:


          /s/ David Aber                         /s/ Daniel Lavan
          ----------------------                 ---------------------
              THE COMPANY,                       Azarei Mallal Industries Ltd.

          DSPC Technologies Ltd.